SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 14, 2011

AMC ENTERTAINMENT INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, AMC Entertainment Inc. (the “Company”) was informed of the resignation of Kevin Maroni, who had served on the Company’s Board of Directors since April 2008.

On June 16, 2011, the sole stockholder of the Company elected Brion B. Applegate to the Company’s Board of Directors, effective immediately.  Mr. Applegate fills the vacancy created by the resignation of Mr. Maroni.

Mr. Applegate is a Founder and Senior Managing Director at Spectrum Equity Investors, based in Menlo Park, California.  Prior to forming Spectrum Equity Investors in 1994, Mr. Applegate began his career in the private equity industry in 1979 with TA Associates.  Mr. Applegate holds an M.B.A. from Harvard Business School and graduated with a B.A. degree from Colgate University.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2011 all of the Class L-1 stockholders of the Company’s sole stockholder AMC Entertainment Holdings, Inc., which Class L-1 stockholders are the only stockholders entitled to vote on the matter set forth herein, unanimously approved and elected Mr. Applegate to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: June 17, 2011	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer